Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Veeco Instruments Inc.:

We consent to the incorporation by reference in the registration statements listed below of our reports, dated February 22, 2023, with respect to the consolidated financial statements and financial statement schedule II – valuation and qualifying accounts of Veeco Instruments Inc. and the effectiveness of internal control over financial reporting.

Registration No.	Form	Plan
333-166852	S-8	Veeco Instruments Inc. 2010 Stock Incentive Plan
333-194737	S-8	Veeco Instruments Inc. 2010 Stock Incentive Plan, Veeco Instruments Inc. 2013 Inducement Stock Incentive Plan
333-211781	S-8	Veeco Instruments Inc. Amended and Restated 2010 Stock Incentive Plan, Veeco Instruments Inc. 2016 Employee Stock Purchase Plan
333-218256	S-8	Ultratech, Inc. 1993 Stock Option/Stock Issuance Plan as amended and restated May 31, 2017
333-231266	S-8	Veeco Instruments Inc. 2019 Stock Incentive Plan; First Amendment to Veeco Instruments Inc. 2016 Employee Stock Purchase Plan
333-242450	S-3	Veeco Instruments Inc. Shelf Registration Statement
333-256004	S-8	Second Amendment to Veeco Instruments Inc. 2016 Employee Stock Purchase Plan
333-265117	S-8	Amendment No. 1 to the Veeco Instruments Inc. 2019 Stock Incentive Plan

/s/ KPMG LLP

Santa Clara, California
February 22, 2023